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Exhibit 10.35

CONSULTANT AGREEMENT

        THIS CONSULTANT AGREEMENT ("Agreement") is entered into by and between Stephen J. Hoffman, Ph.D., M.D. ("Consultant") and Allos Therapeutics, Inc., a Delaware corporation (the "Company"), as of the last date on which either party signs this Agreement, provided that Consultant has also executed Exhibit B ("Effective Date").

        WHEREAS, Consultant is currently serving the Company under the terms of that certain Employment Agreement, dated January 17, 2001, by and between the Consultant and the Company (the "Employment Agreement");

        WHEREAS, the Company is in the process of developing, manufacturing and commercializing innovative small molecule drugs for improving cancer treatments (the "Products");

        WHEREAS, Consultant, having been involved with the Company since its inception in 1992 and serving as its President and Chief Executive Officer from 1994 to 2001, is a significant source of scientific knowledge and expertise about the Products and is important to the development and commercialization of the Products;

        WHEREAS, Consultant and the Company mutually desire to voluntarily terminate the Employment Agreement and Consultant wishes to provide services to the Company under the terms set forth herein;

        WHEREAS, the Company desires to retain the benefit of Consultant's knowledge and expertise and desires the Consultant to perform the Consulting Services (as defined below) for the sole and exclusive benefit of the Company, and the Company is willing to provide Consultant with certain compensation in return for his services; and

        WHEREAS, in the course and scope of his Consulting Services, Consultant will have access to the Company's intellectual property, including but not limited to the Company's proprietary and confidential data, techniques, and processes for the Products.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed by and between the parties as follows:

1.    TERMINATION OF EMPLOYMENT RELATIONSHIP.

        1.1    Separation.    Consultant shall cease to be an employee of the Company as of the Effective Date. Consultant and the Company agree that Consultant's termination of employment with the Company constitutes a voluntary resignation by Consultant pursuant to Section 9(b) of the Employment Agreement.

        1.2    Termination of Employment Agreement.    Consultant and the Company agree that the Employment Agreement is hereby terminated pursuant to Section 14(b) thereof. Consultant acknowledges that except as expressly provided herein, he will not receive nor is he entitled to any additional compensation, severance or benefits (other than benefit amounts due or vested or reimbursable under the Company's benefits plans) pursuant to the Employment Agreement. Consultant acknowledges that certain provisions of the Employment Agreement survive its termination pursuant to Section 14(h) thereof.

        1.3    Proprietary Information Obligations.    Consultant hereby acknowledges his continuing obligations under the Consultant's previously executed Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement with the Company, which is referenced in Section 8 of the Employment Agreement and a copy of which is attached hereto as Exhibit A.

        1.4    Disability Insurance.    To the extent permitted by the Company's disability insurance policy, Consultant may continue his disability insurance benefits at his own expense.

        1.5    Stock Options.    Notwithstanding anything contained in Section 9(b) of the Employment Agreement to the contrary and based on Consultant's continued service as a consultant to the Company as provided under this Agreement, all of Consultant's current unvested options to purchase the Company's common stock (the "Stock Options") shall continue to vest according to the terms of the Company's 1995 Stock Option Plan and 2000 Stock Incentive Compensation Plan (collectively, the "Plans"), as applicable, and the stock option agreements executed under the Plans,. Consultant acknowledges that each Stock Option designated as an Incentive Stock Option (as defined in the Plans) at the time of grant and not exercised by Consultant within 90 days after the Effective Date, shall be treated for tax purposes as a Nonstatutory Stock Option (as defined in the Plans). Subject to the provisions of Section 7.5 below, vesting of any unvested Stock Options shall cease on the date of termination of this Agreement for any reason.

        1.6    Release.    As part of the consideration for the mutual covenants and promises contained in this Agreement and as a condition to entering into this Agreement, Consultant agrees to execute the Release Agreement attached hereto as Exhibit B (the "Release"). This Agreement shall not be effective unless and until Consultant executes the attached Exhibit B.

2.    CONSULTING RELATIONSHIP.

        2.1    Consulting Services.    As part of the services provided by Consultant to the Company pursuant to this Agreement, Consultant will:

          (a)  Serve as non-executive Chairman and a member of the Board of Directors of the Company, and preside at all meetings of the Board of Directors;

          (b)  Assist in the development and commercialization of the Products and with any New Drug Application submissions related thereto;

          (c)  Advise and consult with the Company on strategic planning;

          (d)  Assist the Company with building and maintaining key strategic relationships;

          (e)  Assist the Company with positioning and with contacts in the financial community;

          (f)    Participate in business development activities in coordination with the President and Chief Executive Officer of the Company; and

          (g)  Perform such other services which relate to Consultant's areas of expertise and which the Company's executive officers believe would be beneficial to the Company (collectively, the "Consulting Services").

        2.2    Performance.    As and when requested from time to time by the Company, Consultant agrees to provide services to the Company under this Agreement for no less than 10 hours per week; provided, however, Consultant shall not be obligated to meet this minimum time commitment if the Company does not request services from Consultant in any given week or if the services so requested by the Company can be fully and satisfactorily completed by Consultant in less than 10 hours in any given week. Consultant will render the Consulting Services to the best of his ability. The manner and means by which Consultant chooses to perform the Consulting Services are in Consultant's sole discretion and control. Consultant agrees to exercise the highest degree of professionalism, and to utilize his best efforts, skills, expertise and creative talents in performing such Consulting Services. In performing Consulting Services, Consultant agrees to provide his own equipment, tools and other materials. Consultant shall perform his Consulting Services in a timely and professional manner consistent with industry standards, and at a location, place and time which the Consultant deems appropriate. Consultant agrees to provide the Consulting Service at the times reasonably requested by the Company; provided that, the Company will reasonably cooperate with Consultant in the event that he has conflicts in connection with other obligations, whether such obligations are work related or personal. Consultant may not subcontract or otherwise delegate his obligations under this Agreement without the Company's prior written consent.

3.    COMPENSATION.

        3.1    Consultant Fee.    As consideration for Consultant's services rendered hereunder, Consultant shall be paid a fee of $150,000 per year, paid monthly, so long as Consultant continues to provide Consulting Services in accordance with this Agreement.

        3.2    Performance Incentive Payment.    Consultant will be eligible for a discretionary annual performance incentive payment in such amount and subject to such performance objectives as agreed to between the Company and the Consultant and as approved by the Board of Directors, provided that Consultant will receive a minimum guaranteed incentive payment of $45,000 per year for each full year of Consulting Services provided under this Agreement, payable as soon as practicable following the end of each such year. No prorated annual performance incentive payment can be earned. The performance incentive payment payable pursuant to this Section 3.2 is in addition to the consulting fee provided for in Section 3.1 above.

        3.3    Stock Option Grants.    The Company shall not grant to Consultant any options to purchase the Company's common stock, except for such options as may be granted to Consultant in his capacity as a non-employee director of the Company pursuant to the Company's stock option grant program for non-employee directors under the Company's 2000 Stock Incentive Compensation Plan.

        3.4    Expenses.    Consultant shall receive, against presentation of proper receipts and vouchers, reimbursement for direct and reasonable out-of-pocket expenses incurred by him in connection with the performance of services hereunder, according to the policies of the Company.

4.    INDEPENDENT CONTRACTOR STATUS.

        Consultant's relationship with the Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of the Company and is not authorized to make any representation, contract, or commitment on behalf of the Company. Consultant will not be entitled to any of the benefits which the Company may make available to its employees. Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of Consulting Services and receipt of fees under this Agreement. The Company will regularly report fees paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent contractor, the Company will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain workers' compensation insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant. Consultant hereby agrees to indemnify and defend the Company against any and all claims for such taxes or contributions, including penalties and interest.

5.    PROPRIETARY INFORMATION OBLIGATIONS.

        5.1    Proprietary Information.    Consultant agrees during the Consulting Period and thereafter that he will take all steps reasonably necessary to hold the Company's Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining the Company's express written consent on a case-by-case basis. By way of illustration, but not limitation, "Proprietary Information" includes (a) the Company's technology, including, but not limited to, discoveries, inventions, research and development efforts, data, software, trade secrets, processes, samples, media, gene sequences and/or cell lines (and procedures and formulations for producing any such samples, media, gene sequences and/or cell lines), mask works, chemical compounds, biological materials, vectors, viruses, assays, plasmids, formulas, methods, product and know-how and show-how; and all derivatives, improvements, additions, modifications, and enhancements to any of the foregoing, including any such information or material created or developed by Consultant under this Agreement (hereinafter collectively referred to as "Developments"); and (b) information regarding plans for research, development, new products, marketing and selling, merchandising, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of employees and contractors of the Company. Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be Company Proprietary Information if (i) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (ii) it has been rightfully received by Consultant from a third party without confidential limitations; (iii) it has been independently developed for Consultant by personnel or agents having no access to Company Proprietary Information; or (iv) it was known to Consultant prior to its first receipt from the Company. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, CONSULTANT EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE TERMS AND CONDITIONS CONTAINED HEREIN ARE "PROPRIETARY INFORMATION" AND CONSULTANT HEREBY AGREES TO KEEP SUCH PROPRIETARY INFORMATION STRICTLY CONFIDENTIAL.

        5.2    Third Party Information.    Consultant understands that the Company has received and will in the future receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and use it only for certain limited purposes. Consultant agrees to hold Third Party Information in confidence and not to disclose to anyone (other than the Company personnel who need to know such information in connection with their work for the Company) or to use, except in connection with Consultant's work for the Company, Third Party Information unless expressly authorized in writing by an officer of the Company.

        5.3    No Conflict of Interest.    Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation inconsistent or incompatible with Consultant's obligations under this Agreement or the scope of services rendered for the Company. Consultant warrants that to the best of his knowledge, there is no other existing contract or duty on Consultant's part inconsistent with this Agreement, unless a copy of such contract or a description of such duty is attached to this Agreement as Exhibit C. Consultant further agrees not to disclose to the Company, or bring onto the Company's premises, or induce the Company to use any confidential information that belongs to anyone other than the Company or Consultant. Notwithstanding the foregoing, but subject to Section 6.2, the Company and the Consultant hereby acknowledge and agree that Consultant's position and function as an investment manager (or any other role as principal or partner) for Techno Venture Management shall in no way be deemed to violate this Section 5.3.

        5.4    Disclosure of Work Product.    As used in this Agreement, the term "Work Product" means any development, whether or not patentable, and all related know-how, designs, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork or other copyrightable or patentable works. Consultant agrees to disclose promptly in writing to the Company, or any person designated by the Company, all Work Product which is solely or jointly conceived, made, reduced to practice, or learned by Consultant in the course of any work performed for the Company ("Company Work Product"). Consultant represents that any Work Product relating to Products or to the Company's business which Consultant has made, conceived or reduced to practice as of the Effective Date ("Prior Work Product") has been disclosed in writing to the Company and attached to this Agreement as Exhibit D. If disclosure of any such Prior Work Product would cause Consultant to violate any prior confidentiality agreement, Consultant understands that he is not to list such Prior Work Product in Exhibit D but he will disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs, and the fact that full disclosure as to such Prior Work Product has not been made for that reason. A space is provided in Exhibit D for such purpose.

        5.5    Ownership of Work Product.    Consultant agrees that any and all developments conceived, written, created or first reduced to practice in the performance of Consulting Services shall be the sole and exclusive property of the Company.

        5.6    Assignment of the Company Work Product.    Consultant irrevocably assigns to the Company all right, title and interest worldwide in and to Company Work Product and all applicable intellectual property rights related to Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the "Proprietary Rights"). Except as set forth below, Consultant retains no rights to use Company Work Product and agrees not to challenge the validity of the Company's ownership in Company Work Product. Consultant hereby grants to the Company a non-exclusive, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to distribute, reproduce, make derivative works of, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import and offer for sale any Prior Work Product incorporated or used in Company Work Product for the purpose of developing and marketing Company products, but not for the purpose of marketing Prior Work Products separate from Company products.

        5.7    Waiver or Assignment of Other Rights.    If Consultant has any rights to Company Work Product that cannot be assigned to the Company, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against the Company with respect to such rights, and agrees, at the Company's request and expense, to consent to and join in any action to enforce such rights. If Consultant has any right to Company Work Product that cannot be assigned to the Company or waived by Consultant, Consultant unconditionally and irrevocably grants to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

        5.8    Assistance.    Consultant agrees to cooperate with the Company or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of the Company's rights in Company Work Product and to execute, when requested, any other documents deemed necessary by the Company to carry out the purpose of this Agreement. Consultant agrees to execute upon the Company's request a signed transfer of copyright to the Company in the form attached to this Agreement as Exhibit E for all Company Work Product subject to copyright protection, including, without limitation, notes, sketches, drawings and reports.

        5.9    Enforcement of Proprietary Rights.    Consultant will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. To that end Consultant will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Consultant will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Consultant's obligation to assist the Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but the Company shall compensate Consultant at a reasonable rate after such termination for the time actually spent by Consultant at the Company's request on such assistance.

        5.10    Execution of Documents.    In the event the Company is unable for any reason, after reasonable effort, to secure Consultant's signature on any document needed in connection with the actions specified in the preceding Sections 5.8 and 5.9, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, which appointment is coupled with an interest, to act for and in his behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Consultant. Consultant hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Consultant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

6.    OTHER ACTIVITIES.

        6.1    Other Services.    Consultant is free to enter any contract to provide services to other business entities, except any contract which would tend to induce Consultant to violate this Agreement. Further, during the term of this Agreement, Consultant shall not perform services related to the development, preparation, manufacture, marketing or sale of any small molecule drugs or therapeutics involving allosteric modifiers of hemoglobin on behalf of his own interest or that of any other person or entity.

        6.2    Noncompetition.    During and for a period of one (1) year immediately following termination of this Agreement, Consultant will not, directly or indirectly, without the prior written consent of the Company: own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, consultant, partner, principal, agent, representative, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive or is preparing to be competitive with the business of the Company ("Competitive Activity"). As used herein, Competitive Activity will mean the development, manufacture, marketing, or sale of any small molecule drugs or therapeutics involving allosteric modifiers of hemoglobin. Notwithstanding the above, Consultant will not be deemed to be engaged directly or indirectly in any Competitive Activity if Consultant participates in any such business solely as a passive investor in up to one percent (1%) of the equity securities of a company or partnership, the securities of which are publicly traded. During and for a period of one (1) year immediately following termination of this Agreement, Consultant agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

        6.3    Noninterference with Business.    During and for a period of one (1) year immediately following termination of this Agreement, Consultant agrees not to directly or indirectly solicit or induce any Company employee or independent contractor of the Company to terminate or breach an employment, contractual or other relationship with the Company.

7.    TERM; TERMINATION.

        7.1    Term.    Unless sooner terminated in accordance with this Section 7, the term of this Agreement shall commence on the Effective Date and shall terminate on the second (2nd) anniversary of the Effective Date. Notwithstanding the foregoing, this Agreement shall automatically terminate immediately upon (i) Consultant's failure to be re-elected to the Company's Board of Directors for any reason, (ii) Just Cause (as defined below) or (iii) consummation of a Change in Control. Except as provided in Section 7.5 below, the vesting of any unvested options to purchase the Company's common stock granted to Consultant shall cease on the date of termination of this Agreement for any reason.

        7.2    Termination for Just Cause.    The Company may terminate this Agreement immediately in its sole discretion for Just Cause. In the event the Company terminates this Agreement pursuant to this

Section 7.2, the Company's obligation to make payments hereunder shall cease upon the date of receipt by Consultant of written notice of such termination, except the Company shall pay Consultant any consulting fees earned but unpaid prior to termination and will reimburse Consultant for any business expenses that were incurred but not reimbursed as of the date of termination. As used in this Agreement, "Just Cause" shall mean the occurrence of one or more of the following: (i) Consultant's conviction of a felony or a crime involving moral turpitude or dishonesty; (ii) Consultant's participation in a fraud or act of dishonesty against the Company; (iii) Consultant's intentional and material damage to the Company's property; (iv) Consultant's material breach of any provision of this Agreement, the Company's written policies, or the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement, that is not remedied by Consultant within fourteen (14) days of written notice of such breach from the Board of Directors, (v) conduct by Consultant which demonstrates Consultant's gross unfitness to serve the Company as Chairman of the Board of Directors, or (vi) Consultant's revocation of the Release at any time during the eight day period after he signs the Release. Vesting of any unvested options to purchase the Company's common stock granted to Consultant shall cease on the date of termination of this Agreement by the Company pursuant to this Section 7.2.

        7.3    Termination by Consultant.    Consultant may terminate this Agreement at his convenience upon ten (10) days prior written notice to the Company. In the event the Consultant terminates this Agreement pursuant to this Section 7.3, the Company's obligation to make payments hereunder shall cease upon such termination, except the Company shall pay Consultant any consulting fees earned but unpaid prior to termination and will reimburse Consultant for any business expenses that were incurred but not reimbursed as of the date of termination. Vesting of any unvested options to purchase the Company's common stock granted to Consultant shall cease on the date of termination of this Agreement by Consultant pursuant to this Section 7.3.

        7.4    Termination by the Company without Just Cause or Consultant's Failure to be Re-elected to Board of Directors.    The Company may terminate this Agreement at its convenience and without Just Cause upon ten (10) days' prior written notice to Consultant. In the event that the Company terminates this Agreement without Just Cause or Consultant is not re-elected to the Company's Board of Directors for any reason in 2003 or 2004, Consultant shall be entitled to receive (i) any consulting fees earned but unpaid prior to termination, (ii) reimbursement of any business expenses that were incurred but not reimbursed as of the date of termination, (iii) continuation of Consultant's annual consulting fee of $150,000, paid monthly, for a period of twelve (12) months following the date of termination, and (iv) a performance incentive payment equal to $45,000. Vesting of any unvested options to purchase the Company's common stock granted to Consultant shall cease on the date of termination of this Agreement by the Company without Just Cause or due to the failure of Consultant to be re-elected to the Company's Board of Directors.

        7.5    Change in Control.    In the event that the Company consummates a Change in Control (as defined herein) within twenty-four (24) months of the Effective Date of this Agreement, Consultant shall be entitled to receive (i) any consulting fees earned but unpaid prior to termination, (ii) reimbursement of any business expenses that were incurred but not reimbursed as of the date of termination, (iii) continuation of Consultant's annual consulting fee of $150,000, paid monthly, for the remainder, if any, of the time period between the date of the closing of a Change in Control through the date twenty-four (24) months following the Effective Date, and (iv) a lump sum payment equal to $90,000 minus the amount of any performance incentive payments actually paid to Consultant pursuant to Section 3.2 above. In addition, notwithstanding anything contained in Consultant's stock option agreements to the contrary, in the event that the Company consummates a Change in Control within twenty-four (24) months of the Effective Date of this Agreement, (i) the vesting of Consultant's then outstanding stock options shall be accelerated in full and such options shall be exercisable in accordance with the Plans under which such options were granted, and (ii) in the event the surviving corporation or acquiring corporation assumes Consultant's stock options in accordance with the terms of the Plans in connection with such Change in Control, the term and the period during which Consultant's then outstanding stock options may be exercised shall be extended to twenty-four (24) months after the date of termination of this Agreement; provided, that, in no event shall such options be exercisable after the expiration date of such options as set forth in the grant notice and/or agreement evidencing such options. As used in this Agreement, a "Change in Control" is defined as; (a) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Company (other than the transfer of the Company's assets to a majority-owned subsidiary corporation); (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred.

        7.6    Termination of Company's Obligations.    Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations, and Consultant's rights pursuant to Sections 7.4 and 7.5 herein, regarding continuation of consulting fees and the payment of a performance incentive payment, shall cease and be rendered a nullity immediately should Consultant fail to comply with the provisions of the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement attached hereto as Exhibit A or breach any term or provision of Section 5 or Section 6 of this Agreement.

        7.7    Parachute Payments.    Anything in this Agreement to the contrary notwithstanding, if any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable withholding taxes (if any), income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of stock options, restricted stock or other stock-based equity compensation ("Stock Awards"); reduction of other benefits. In the event that acceleration of vesting of Stock Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your Stock Awards (i.e., earliest granted Stock Award cancelled last) unless you elect in writing a different order for cancellation.

        7.8    Return of Company Property.    Upon termination of the Agreement or earlier as requested by the Company, Consultant will deliver to the Company any and all drawings, notes, photographs, memoranda, specifications, samples, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Work Product or Proprietary Information of the Company. Consultant further agrees that any property situated on the Company's premises and owned by the Company, including work and storage areas or filing cabinets, is subject to inspection by Company personnel at any time with or without notice.

8.    GENERAL PROVISIONS.

        8.1    Notices.    Any notices provided hereunder must be in writing and will be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile), the third day after mailing by first class mail, or the day following delivery by overnight courier, to the Company at its primary office location and to Consultant at his address and facsimile number as provided by Consultant to the Company in writing.

        8.2    Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in conformance with the intent of the parties expressed herein.

        8.3    Remedies.    Consultant's duties regarding the Company's Proprietary Information will survive termination of his consulting relationship with the Company and of this Agreement. Consultant acknowledges that a remedy at law for any breach or threatened breach by his of the provisions of Section 5 or Section 6 would be inadequate, and he therefore agrees that the Company will be entitled to injunctive relief in case of any such breach or threatened breach.

        8.4    Waiver.    If either party should waive any breach of any provisions of this Agreement, he or it will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

        8.5    Complete Agreement.    This Agreement, including Exhibits A, B, C, D and E, constitutes the complete, final, and exclusive embodiment of the entire agreement between Consultant and the Company with regard to the subject matter contained herein. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company and Consultant. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

        8.6    Counterparts.    This Agreement may be executed in two counterparts, each of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

        8.7    Headings.    The headings of the sections hereof are inserted for convenience only and will not be deemed to constitute a part hereof nor to affect the meaning thereof.

        8.8    Successors and Assigns.    This Agreement is intended to bind and inure to the benefit of and be enforceable by Consultant and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Consultant may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which will not be withheld unreasonably.

        8.9    Attorney Fees.    If either party brings any action to enforce his or its rights hereunder, the prevailing party in any such action will be entitled to recover his or its reasonable attorneys fees and costs incurred in connection with such action.

        8.10    Choice of Law.    All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Colorado.

STEPHEN J. HOFFMAN, an Individual		ALLOS THERAPEUTICS, INC. a Delaware corporation
Sign:	/s/ Stephen J. Hoffman	By:	/s/ Michael Hart Michael Hart President & CEO
Date:	2/27/03	Date:	2/28/03

        For copyright registration purposes only, Consultant must provide the following information:

Date of Birth:	3/22/54
Nationality or Domicile:	USA

EXHIBIT A

MANAGER, EXECUTIVE PERSONNEL OR ASSISTANTS'
PROPRIETARY INFORMATION, INVENTIONS,
NON-COMPETITION, AND NON-SOLICITATION AGREEMENT
COLORADO

[ORIGINAL EXECUTED COPY OF AGREEMENT TO BE PROVIDED]

MANAGER, EXECUTIVE PERSONNEL OR ASSISTANTS'
PROPRIETARY INFORMATION, INVENTIONS,
NON-COMPETITION, AND NON-SOLICITATION AGREEMENT
COLORADO

        This Manager, Executive Personnel or Assistants' Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement ("Agreement") is made in consideration for my employment or continued employment by ALLOS THERAPEUTICS, INC. or its subsidiaries or affiliates (the "Company"), and the compensation now and hereafter paid to me. I hereby agree as follows:

1.    NONDISCLOSURE.

        1.1    Recognition of Company's Rights; Nondisclosure.    At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2    Proprietary Information.    The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3    Third Party Information.    I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4    No Improper Use of Information of Prior Employers and Others.    During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience

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comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.    ASSIGNMENT OF INVENTIONS.

        2.1    Proprietary Rights.    The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2    Prior Inventions.    Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3    Assignment of Inventions.    Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

        2.4    Nonassignable Inventions.    I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

        2.5    Obligation to Keep Company Informed.    During the period of my employment and for six months after the last day of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in

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confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

        2.6    Government or Third Party.    I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7    Works for Hire.    I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8    Enforcement of Proprietary Rights.    I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.    NO CONFLICTS OR SOLICITATION.    I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. I also acknowledge that during my employment with the Company, I have held and/or will hold a management or executive position or am, or will be, an assistant to a manager or executive. To protect the Company's Proprietary Information, I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. To protect the Company's Proprietary Information, and because of the position in the Company that I hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not (a) directly or indirectly solicit or induce any employee of the Company to terminate or negatively alter his or her relationship with the Company or (b) directly or indirectly solicit the business of any client or customer of the Company (other than on behalf of the Company) or (c) directly or indirectly induce any client, customer, supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company. I agree that the geographic scope of the non-solicitation should include the "Restricted Territory" (as defined below).

4.    If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or

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in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5.    COVENANT NOT TO COMPETE.    I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. I also acknowledge that during my employment with the Company, I have held and/or will hold a management or executive position or am, or will be, an assistant to a manager or executive. To protect the Company's Proprietary Information, and because of the position in the Company that I may hold, I agree that during my employment with the Company whether full-time or part-time and for a period of one year after my last day of employment with the Company, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock I presently own shall not constitute a violation of this provision.

        5.1    Reasonable.    I agree and acknowledge that the time limitation on the restrictions in this paragraph, combined with the geographic scope, is reasonable. I also acknowledge and agree that this paragraph is reasonably necessary for the protection of Company's Proprietary Information as defined in paragraph 1.2 herein, that through my employment I shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting Company's business value which will be imparted to me. If any restriction set forth in this paragraph 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

        5.2  As used herein, the terms:

            (i)  "Restricted Business" shall mean the design, development, marketing or sales of hardware, software, or service marketed, sold or under development by the Company at any time during my employment with the Company.

          (ii)  "Restricted Territory" shall mean any state, county, or locality in the United States in which the Company conducts business and any other country, city, state, jurisdiction, or territory in which the Company does business.

6.    RECORDS.    I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

7.    NO CONFLICTING OBLIGATION.    I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

8.    RETURN OF COMPANY MATERIALS.    When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including

5

disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

9.    LEGAL AND EQUITABLE REMEDIES.    Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

10.    NOTICES.    Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

11.    NOTIFICATION OF NEW EMPLOYER.    In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

12.  GENERAL PROVISIONS.

        12.1    Governing Law; Consent to Personal Jurisdiction and Exclusive Forum.    This Agreement will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. I hereby expressly understand and consent that my employment is a transaction of business in the State of Colorado and constitutes the minimum contacts necessary to make me subject to the personal jurisdiction of the federal courts located in the State of Colorado, and the state courts located in the County of Boulder, Colorado, for any lawsuit filed against me by Company arising from or related to this Agreement. I agree and acknowledge that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in a forum located within the State of Colorado. No such action may be brought in any forum outside the State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Colorado, or the state courts located in the County of Boulder, Colorado.

        12.2    Severability.    In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        12.3    Successors and Assigns.    This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        12.4    Survival.    The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

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        12.5    Employment.    I agree and understand that my employment is at-will which means I or the company each have the right to terminate my employment at will, with or without advanced notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

        12.6    Waiver.    No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        12.7    Entire Agreement.    The obligations pursuant to Sections 1 through 4 and Sections 6 and 7 (including all subparts) of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement

        This Agreement shall be effective as of the                        , 2001.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:	2/28/03
/s/ Stephen J. Hoffman Stephen J. Hoffman
ACCEPTED AND AGREED TO:

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EXHIBIT B

TO:	Allos Therapeutics, Inc.
FROM:	Stephen J. Hoffman
DATE:	2/28/03
SUBJECT:	Previous Inventions

        1.    Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Allos Therapeutics, Inc. that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        X    No inventions or improvements.

        ☐    See below:

        ☐    Additional sheets attached.

        2.    Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.
2.
3.

        ☐    Additional sheets attached.

EXHIBIT B
FORM OF RELEASE AGREEMENT

RELEASE AGREEMENT

        Except as otherwise set forth in the Consulting Agreement of even date herewith by and between Allos Therapeutics, Inc. (the "Company") and the undersigned Stephen J. Hoffman (the "Consulting Agreement") to which this Exhibit B is attached, I, Stephen J. Hoffman, pursuant to this Release Agreement ("Release"), hereby release, acquit and forever discharge the Company, its parent, subsidiaries, and affiliated companies, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date this Release is signed, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my relationship with the Company or the termination thereof; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the Colorado Civil Rights Act; tort law; contract law; wrongful discharge; discrimination; retaliation; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that this Release shall not release any claims arising after the date hereof under the terms of the Consulting Agreement.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me.

        I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I hereby expressly waive and relinquish all rights and benefits under any law of any jurisdiction purporting to limit the effect of a general release with respect to my release of any unknown or unsuspected claims I may have against the Company.

By:	/s/ Stephen J. Hoffman Stephen J. Hoffman
Date:	2/27/03

EXHIBIT C

CONFLICT OF INTEREST DISCLOSURE

None.

EXHIBIT D

PRIOR WORK PRODUCT DISCLOSURE

        1.    Except as listed in Section 2 below, the following is a complete list of all Prior Work Product that have been made or conceived or first reduced to practice by Consultant alone or jointly with others prior to my engagement by the Company:

        ☒    No inventions or improvements.

        ☐    See below:

        ☐    Additional sheets attached.

        2.    Due to a prior confidentiality agreement, Consultant cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which Consultant owes to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.
2.
3.

        ☐    Additional sheets attached.

EXHIBIT E

ASSIGNMENT OF COPYRIGHT

        For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to the Company, a Delaware corporation, and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:

Author(s) :

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

        Executed this                  day of                        , 200    .

Signature:
Printed Name:

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CONSULTANT AGREEMENT
EXHIBIT A
MANAGER, EXECUTIVE PERSONNEL OR ASSISTANTS' PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETITION, AND NON-SOLICITATION AGREEMENT COLORADO
MANAGER, EXECUTIVE PERSONNEL OR ASSISTANTS' PROPRIETARY INFORMATION, INVENTIONS, NON-COMPETITION, AND NON-SOLICITATION AGREEMENT COLORADO
EXHIBIT B
EXHIBIT B FORM OF RELEASE AGREEMENT
RELEASE AGREEMENT
EXHIBIT C CONFLICT OF INTEREST DISCLOSURE
EXHIBIT D PRIOR WORK PRODUCT DISCLOSURE
EXHIBIT E ASSIGNMENT OF COPYRIGHT